UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Hall of Fame Resort & Entertainment Company
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Dear Shareholders of Hall of Fame Resort & Entertainment Company (HOFV),

In response to the SEC staff statement issued on April 12, 2021 entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies” (“SEC Statement”), I want to inform you about how this required change impacts our Company.

The SEC Statement affects the accounting treatment for the warrants that were issued at the time of the July 1, 2020 business combination with Gordon Pointe Acquisition Corp. (GPAQ) (“Series A Warrants”). Consistent with the accounting principles in effect at that time, the Series A Warrants had been accounted for as equity. In accordance with the recent SEC Statement, the Company will reclassify the Series A Warrants as liabilities at fair value at the end of each reporting period. We filed a Current Report on Form 8-K that disclosed our previously issued 2020 consolidated financial statements for both the three months and nine months ended September 30, 2020 and the year ended December 31, 2020 will be restated with a filing on Form 10-K/A. In future periods, when the stock trading price increases, the warrant liability will increase and more expense will be recognized. Conversely when the stock trading price decreases, the warrant liability will decrease and less expense will be recognized.

As a result of the planned restatement, the Company expects to recognize approximately $25 million in incremental non-operating income for the year ended December 31, 2020, thereby decreasing the net operating loss by approximately $25 million. All estimates are subject to change, as management completes the Form 10-K/A, and as the Company’s independent public accounting firm completes their work. As a result, the financial impact may change. Nevertheless, the Company’s total cash flows, cash and cash equivalents and liquidity for all prior and future periods are not impacted by this change in accounting for warrants. The Company will remain in compliance with all of its financial covenants under its credit facilities, after giving effect to the restatement.

The change required as a result of the SEC Statement will affect the financial statements of numerous other companies that have circumstances similar to ours. The Company continues to execute its business plans within each of the verticals – continued construction at Hall of Fame Village powered by Johnson Controls, execution of several media deals, and the launch of the Hall of Fantasy League. We also are excited to welcome the NFL to Northeast Ohio this week, as the 2021 draft kicks off, and we are proud to support related events including those happening on our campus. We will proudly host the NFL Flag Football - Cleveland Browns Regional Event, as well as support the Pro Football Hall of Fame as we celebrate the careers and contributions of nine men – members of either the Centennial Class of 2020 or the Class of 2021 – during a 90-minute special being videotaped on April 28th in Canton that will air Saturday, May 1 on NFL Network and Tuesday, May 4 on ESPN2.  Those to be honored posthumously during “Hall of Famer Forever: Enshrinement Special” are Centennial Class of 2020 members BOBBY DILLON, WINSTON HILL, ALEX KARRAS, STEVE SABOL, DUKE SLATER, MAC SPEEDIE, ED SPRINKLE and GEORGE YOUNG, as well as BILL NUNN from the Class of 2021.

We know first downs lead to touchdowns, which lead to wins as we build a dynasty. We reiterate our confidence in our Company’s strategy and continue to move forward towards achieving our long-term financial targets. We look forward to sharing more during our upcoming Q1 2021 Earnings call and our Annual Meeting of Stockholders both taking place in the coming weeks.

April 29, 2021

About Hall of Fame Resort & Entertainment Company

Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) is a resort and entertainment company leveraging the power and popularity of professional football and its legendary players in partnership with the Pro Football Hall of Fame. Headquartered in Canton, Ohio, the Hall of Fame Resort & Entertainment Company is the owner of the Hall of Fame Village powered by Johnson Controls, a multi-use sports, entertainment and media destination centered around the Pro Football Hall of Fame's campus. Additional information on the Company can be found at www.HOFREco.com.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words and phrases such as “opportunity,” “future,” “will,” “goal,” “intends”, “expects”, “planned”, “estimate”, “range”, “strategy”, “continue”, “long-term”, “upcoming”, “subject to change” and “look forward” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such statements may include, but are not limited to, statements regarding the Company’s intent to restate certain historical financial statements and the timing and impact of the restatement. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the audit and review by our independent registered public accounting firm of the restated periods; the inability to recognize the anticipated benefits of the business combination; costs related to the business combination; the inability to obtain or maintain the listing of the Company’s shares on Nasdaq; the Company’s ability to manage growth; the Company’s ability to execute its business plan and meet its projections; potential litigation involving the Company; changes in applicable laws or regulations; general economic and market conditions impacting demand for the Company’s products and services, and in particular economic and market conditions in the resort and entertainment industry; the potential adverse effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and the Company’s liquidity, operations and personnel, as well as those risks and uncertainties discussed from time to time in our reports and other public filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media/Investor Contacts:

For Hall of Fame Resort & Entertainment Company

Media Inquiries: public.relations@hofreco.com

Investor Inquiries: investor.relations@hofreco.com